Exhibit 99.2

Media and Investor Contact: Jonae R. Barnes Vice President Investor Relations and Corporate Communications jonae.barnes@agenusbio.com 617-818-2985

Agenus Expands Previously Announced Registered Direct Offering

LEXINGTON, Mass. – September 19, 2013 – Agenus Inc. (Nasdaq: AGEN) today announced that it received additional demand for its previously announced registered direct offering and today accepted additional commitments from existing and new institutional investors to purchase an additional $3.5 million of its common stock and warrants in the registered direct offering previously announced on September 18, 2013. Aggregate gross proceeds in this offering will be approximately $10 million.

As previously announced, the offering consists of units of common stock and warrants. Each unit will consist of one share of common stock and a warrant to purchase 0.3 of a share of common stock, and will be sold for a purchase price of $3.00. The warrants to purchase additional shares will be exercisable at a price of $3.75 per share beginning six months following issuance and will expire five years from the date on which the warrants are initially exercisable. The closing of the offering is still expected to take place on or about September 23, 2013, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co., LLC acted as exclusive placement agent in connection with the offering.

A shelf registration statement (File No. 333-185657) relating to the shares issued in the offering has been filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering will be filed by Agenus with the SEC. Copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov, from request at H.C. Wainwright & Co., LLC by e-mailing placements@hcwco.com, or from Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Agenus in this offering. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Agenus

Agenus Inc. is a biotechnology company working to develop treatments for cancers and infectious diseases. The company is focused on immunotherapeutic products based on strong platform technologies with multiple product candidates advancing through the clinic, including several product candidates that have advanced into late-stage clinical trials through corporate partners. Between Agenus and its partners, 23 programs are in clinical development.

Additional Information

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the amount Agenus expects to receive from the offering and the timing for the closing of the offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which Agenus cannot predict with accuracy and some of which Agenus might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. These risks and uncertainties include, among others, the factors described under the Risk Factors section of Agenus’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which was filed with the SEC on August 9, 2013. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Agenus undertakes no obligation to update or revise the statements.